Exhibit 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 6, 1998, except as to Note 8, which is as of April 21, 1998, included herein and to all references to our Firm included in this registration statement.


                              /s/ Arthur Andersen LLP


Minneapolis, Minnesota
 September 15, 1998